Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Form S-8 No. File Nos. 333-54042, 333-45732, 333-39860, 333-36640, 333-36618, 33-50860, 33-50862, 33-50864, 33-57734, 33-78804, 33-92312, 33-95288, 333-22631, 333-26857, 333-28745, 333-28675, 333-40671, 333-46259, 333-78553, 333-78551, 333-60764, 333-53705, 333-87984 and 333-53707) pertaining to various stock option plans of ePresence, Inc. of our report dated January 23, 2003, with respect to the consolidated financial statements and schedule of ePresence, Inc. in this Annual Report (Form 10-K) for years ended December 31, 2002 and 2001.

/s/ Ernst & Young LLP

March 25, 2003

Boston, Massachusetts